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                                                                    EXHIBIT 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement on Form S-8 of NT MEDIA CORP. OF CALIFORNIA, INC. of our report dated May 13, 2009 relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of NT MEDIA CORP. OF CALIFORNIA, INC. for the year ended December 31, 2008.



/s/ Goldman Parks Kurland Mohidin LLP

Goldman Parks Kurland Mohidin LLP

Encino, California

May 18, 2009